Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$773,216
Unrealized Gain (Loss) on Market Value of Futures	(565,278)
Dividend Income	3,983
Interest Income	6,053
ETF Transaction Fees	350
Total Income (Loss)	$218,324

Expenses
General Partner Management Fees	$3,888
Professional Fees	4,834
Brokerage Commissions	560
Non-interested Directors' Fees and Expenses	62
NYMEX License Fee	97
SEC & FINRA Registration Expense	620
Total Expenses	10,061
Expense Waiver	(5,201)
Net Expenses	$4,860
Net Income (Loss)	$213,464

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$8,137,045
Withdrawals (50,000 Shares)	(1,021,278)
Net Income (Loss)	213,464

Net Asset Value End of Month	$7,329,231
Net Asset Value Per Share (350,000 Shares)	$20.94

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612